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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2005
Date of Report (Date of Earliest Event Reported)

BENTLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)
1-10581 (Commission File Number)	59-1513162 (I.R.S. Employer Identification No.)
Bentley Park 2 Holland Way Exeter, New Hampshire (Address of Principal Executive Offices)	03833 (Zip Code)

(603) 658-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

BENTLEY PHARMACEUTICALS, INC.

Item 1.01. Entry into a Material Definitive Agreement.

1.
Shareholder Approval of Bentley Pharmaceuticals, Inc. 2005 Equity and Incentive Plan

        At Bentley's Annual Meeting of Stockholders on May 24, 2005, the stockholders approved the Bentley Pharmaceuticals, Inc. 2005 Equity and Incentive Plan (the "2005 Plan") and the 2005 Plan became effective on May 24, 2005.

        On March 30, 2005, the Board of Directors of Bentley Pharmaceuticals, Inc. ("Bentley") approved the 2005 Plan subject to stockholder approval. The Board did not approve any additional shares for the 2005 Plan. Instead, the Board approved the transfer of all shares of common stock that were available under its then-existing plans and certain other outstanding options, or that may become available through expirations, forfeiture, settlement, or other termination of outstanding options that are not exercised. These shares include:

  •
  up to 391,228 shares under the Bentley Pharmaceuticals, Inc. Amended and Restated 1991 Stock Option Plan, referred to as the 1991 Plan;

  •
  up to 2,389,500 shares under the 2001 Employee Stock Option Plan of Bentley Pharmaceuticals, Inc., referred to as the 2001 Plan;

  •
  up to 952,100 shares under the 2001 Directors' Stock Option Plan of Bentley Pharmaceuticals, Inc., referred to as the Directors' Plan (together with the 1991 Plan and the 2001 Plan, the "Prior Plans"); and

  •
  up to 1,434,000 shares currently granted to our executive officers as options outside of any stock option plan, referred to as the Executive Options.

The description of certain material terms of the 2005 Plan set forth below is subject to the full text of the 2005 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

  Eligibility

        All employees, directors and consultants of Bentley or any affiliate of Bentley are eligible to receive awards under the 2005 Plan.

  Description of Available Awards

        The 2005 Plan provides for the following four basic types of awards:

        Restricted Stock.    The Compensation Committee (the "Committee") may grant shares of common stock that are only earned if specified conditions, such as completing a term of employment or satisfying pre-established performance goals, are met and that are otherwise subject to forfeiture.

        Restricted Stock Units.    The Committee may grant the right to receive shares of common stock in the future, also based on meeting specified conditions and subject to forfeiture. These awards are to be made in the form of "units," each representing the equivalent of one share of common stock, although they may be settled in either cash or stock. Restricted stock unit awards represent an unfunded and unsecured obligation by Bentley. In the discretion of the Committee, units may be awarded with rights to the payment of dividend equivalents.

        Stock Options.    The Committee may grant options to purchase shares of common stock that are either incentive stock options (ISOs) eligible for the special tax treatment described below, or nonstatutory stock options (NSOs). No option may have an exercise price that is less than the fair market value of the common stock on the date of grant or a term of more than ten years. An option may be exercised by the payment of the option price in cash or with such other lawful consideration as the Committee may determine, including by delivery or attestation of ownership of shares of common stock valued at their fair market value on the date of delivery, and for consideration received by Bentley under a broker-assisted cashless exercise program.

        Stock Appreciation Rights.    The Committee may grant Stock Appreciation Rights (SARs), where the participant receives cash, shares of common stock, or other property, or a combination thereof, as determined by the Committee, equal in value to the difference between the exercise price of the SAR and the fair market value of the common stock on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an option terminate to the extent that the related option is exercised, and the related option terminates to the extent that the tandem SAR is exercised. The exercise price of an SAR may not be less than the fair market value of the common stock on the date of grant or, in the case of a tandem SAR, the exercise price of the related option.

  Administration

        The Committee will determine which eligible employees, consultants, and directors will receive awards under the 2005 Plan. Awards may contain such terms and conditions consistent with the 2005 Plan as the Committee in its discretion approves. In setting the terms of each award, except as noted above, the Committee has full discretion to determine the number of shares or units subject to the award, the exercise price or other consideration, if any, to be paid by the participant, the term and exercise period of each option granted, the conditions under which and the time or times at which an option becomes exercisable or under which the option, shares or units may be forfeited to Bentley, and the other terms and conditions of the award. The Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant's rights or cash settlement upon a change in control of Bentley. The terms and conditions of awards need not be the same for each participant. In general, the Committee has discretion to administer the 2005 Plan in the manner that it determines, from time to time, is in our best interest.

  Shares Issuable under the Plan

        Up to an aggregate of 5,166,828 shares of common stock are available for grants of awards under the 2005 Equity and Incentive Plan, consisting of (i) all shares of common stock available on May 24, 2005 under the Prior Plans as described below and (ii) all shares of common stock subject to any outstanding option under any of the Prior Plans or the Executive Options, that after May 24, 2005, terminates unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were subject to the option as originally granted.

        The maximum aggregate number of shares that may be granted to a 2005 Plan participant in any calendar year is 500,000 shares, subject to adjustment for changes in capitalization. With respect to any performance-based award settled in cash, no more than $5,000,000 may be paid to any one individual with respect to each year of a performance period. Incorporation of these limits is intended to qualify awards as performance-based compensation that is not subject to the $1,000,000 limit on the federal income tax deduction we may take for compensation paid to certain senior officers.

        The number and kind of shares that may be issued under the 2005 Plan are subject to adjustment to reflect stock dividends, recapitalizations, or other changes affecting our common stock. If any outstanding award under the Prior Plans, the Executive Options or the 2005 Plan expires, or is terminated unexercised, or is forfeited or settled in cash or in a manner that results in fewer shares outstanding than were initially awarded, the shares that would have been issuable will again be available for award under the 2005 Plan. No further awards will be made under the Prior Plans.

  Amendment and Term of the Plan

        The Board may amend the 2005 Plan subject to any stockholder approval that the Board determines to be necessary or advisable to comply with any tax or regulatory requirement. Subject to the special limitations on the repricing of stock options, the Committee has authority to amend outstanding awards, including changing the date of exercise and converting an ISO to an NSO, if the

Committee determines that such action would not materially and adversely affect the participant or the action is specifically permitted by the 2005 Plan.

        Unless terminated earlier by the Board or extended by subsequent approval of Bentley's stockholders, the term of the 2005 Plan will expire at the close of business on the date immediately preceding the tenth anniversary of the date on which the 2005 Plan was originally approved by Bentley's stockholders.

2.
Remuneration of Non-Employee Members of the Board of Directors

        On May 24, 2005, the Board agreed on the payment of the following non-employee director remuneration:

        Bentley's non-employee directors will receive fees consisting of a $25,000 annual retainer, $2,000 for each meeting of the Board of Directors attended, $2,500 for each Audit Committee meeting attended, $2,500 for each Compensation Committee meeting attended, and $1,500 for each Nominating and Governance Committee meeting attended. Bentley will also reimburse expenses incurred in attending meetings. In addition, the chairman of the Audit Committee will be paid an additional annual retainer of $15,000, the chairman of the Compensation Committee will be paid an additional annual retainer of $10,000, and the chairman of the Nominating and Governance Committee will be paid an additional annual retainer of $5,000. Michael McGovern, Bentley's Vice Chairman, in his role as an advisor to the President, will be paid an additional annual retainer of $25,000. Each director who is not an employee will be automatically granted options to purchase 20,000 shares of common stock upon his or her election to the Board, which vest quarterly over a one year period, and options to purchase 20,000 shares of common stock annually on the date of each of Bentley's annual stockholders' meetings during his or her term, which vest quarterly over a one year period.

        The remuneration described above does not represent any change from current director fees.

3.
Option Grant to Michael McGovern

        On May 24, 2005, Bentley's Board granted Mr. McGovern, for his additional time and effort as Vice Chairman, options to purchase 60,000 shares of common stock in addition to the fees described above. The options become exercisable in four equal installments on July 31, 2005, October 31, 2005, January 31, 2006 and April 30, 2006. The exercise price of these options is $10.785, the fair market value on the date of grant.

Item 9.01. Financial Statements and Exhibits.

(c)
Exhibits

10.1
Bentley Pharmaceuticals, Inc. 2005 Equity and Incentive Plan. Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2005	By:	/s/ MICHAEL D. PRICE Michael D. Price Vice President and Chief Financial Officer

BENTLEY PHARMACEUTICALS, INC.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Bentley Pharmaceuticals, Inc. 2005 Equity and Incentive Plan. Filed herewith.

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BENTLEY PHARMACEUTICALS, INC.
  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
BENTLEY PHARMACEUTICALS, INC. EXHIBIT INDEX